As filed with the Securities and Exchange Commission on April 25, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIDEWATER INC.
(Exact name of registrant as specified in its charter)

Delaware	72-0487776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas 77024
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel A. Hudson Executive Vice President, General Counsel and Secretary Tidewater Inc. 842 West Sam Houston Parkway North, Suite 400 Houston, Texas 77024 (713) 470-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael S. Telle
Stephen M. Gill
Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

Tidewater Inc.

8,100,000 Shares of Common Stock

This prospectus relates to the offer and sale by the selling securityholder (as defined below) from time to time of up to an aggregate of 8,100,000 shares of our common stock, par value $0.001 per share (“common stock”). Each such share of common stock is issuable upon the exercise of a warrant to initially purchase one share of common stock from us at an exercise price of $0.001 per share (our “Warrants”). The Warrants were issued by us to the selling securityholder on April 22, 2022 in connection with the closing of our acquisition of all of the issued and outstanding shares of Swire Pacific Offshore Holdings Limited (“SPO”) pursuant to that certain Share Purchase Agreement, dated March 9, 2022, by and among us, Banyan Overseas Limited (the “selling securityholder”), a limited company organized under the laws of Bermuda, and SPO, a limited company organized under the laws of Bermuda and a wholly-owned subsidiary of the selling securityholder.

All of the proceeds from the sale of the shares covered by this prospectus will be received by the selling securityholder. We will not receive any of the proceeds from the sale of those shares. The selling securityholder may offer shares of our common stock, from time to time, in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling securityholder you should refer to the section of this prospectus entitled “Plan of Distribution.” We do not know which method, in what amount or at what time or times the selling securityholder may sell shares covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling securityholder will bear all commissions, fees and discounts, if any, attributable to the sale of shares.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TDW.” The last reported sales price of our common stock on the NYSE on April 22, 2022 was $20.08 per share.

You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before making an investment decision. Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, the risk factors in the documents incorporated by reference herein and the risk factors contained in any applicable prospectus supplement before making an investment decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2022.

TABLE OF CONTENTS

Page

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS	1

ABOUT THIS PROSPECTUS	1

TIDEWATER INC.	2

RISK FACTORS	3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	5

USE OF PROCEEDS	6

SELLING SECURITYHOLDER	7

PLAN OF DISTRIBUTION	8

LEGAL MATTERS	9

EXPERTS	9

ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE	10

i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

Neither we nor the selling securityholder has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement we prepare or authorize and in any related free writing prospectus or other information to which we have referred you. Neither we nor the selling securityholder takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus filed by us with the Securities Exchange Commission (the “SEC”) is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since the date of such documents.

You should also read and consider the information in the documents to which we have referred you under the heading “Additional Information and Information Incorporated by Reference” in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC. Under this registration statement, the selling securityholder may, from time to time, sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock which may be offered by the selling securityholder. Each time a selling securityholder sells common stock, the selling securityholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling securityholder and the terms of a particular offering by the selling securityholder. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before investing in our common stock, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described in this prospectus under the heading “Additional Information and Information Incorporated by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Additional Information and Information Incorporated by Reference.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

When used in this prospectus or in any supplement to this prospectus, the terms “Tidewater,” the “Company,” “we,” “our” and “us” refer to Tidewater Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

TIDEWATER INC.

Tidewater Inc., a Delaware corporation, provides offshore marine support and transportation services to the global offshore energy industry through the operation of a diversified fleet of marine service vessels. Tidewater was incorporated in 1956 and conducts its operations through wholly-owned United States and international subsidiaries, as well as through joint ventures in which Tidewater has either majority or, occasionally, non-controlling interests (generally where required to satisfy local ownership or local content requirements). Headquartered in Houston, Texas, Tidewater’s U.S. marine operations are based in Amelia, Louisiana and Houston, Texas, and Tidewater conducts international operations through facilities and offices located in over 30 countries.

Tidewater’s vessels and associated vessel services provide support for all phases of offshore oil and natural gas exploration, field development and production. These services include towing of, and anchor handling for, mobile offshore drilling units; transporting supplies and personnel necessary to sustain drilling, workover and production activities; offshore construction and seismic and subsea support; and a variety of specialized services such as pipe and cable laying. In addition, Tidewater has one of the broadest geographic operating footprints in the offshore vessel industry. Tidewater’s global operating footprint allows it to react quickly to changing local market conditions and to be responsive to the changing requirements of the many customers with which it believes it has strong relationships. Tidewater is also one of the most experienced international operators in the offshore energy industry with over 60 years of international experience. At December 31, 2021, Tidewater owned 135 active vessels (excluding 18 vessels classified as held for sale) available to serve the global energy industry.

Tidewater’s executive offices are located at 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024, and its telephone number is (713) 470-5300. Tidewater’s website is www.tdw.com. Information on Tidewater’s website is not part of this prospectus.

Shares of Tidewater’s common stock, $0.001 par value per share, are listed on the New York Stock Exchange (the “NYSE”) under the symbol “TDW.”

Recent Developments

On April 22, 2022, pursuant to a Share Purchase Agreement dated March 9, 2022 (as amended, the “Purchase Agreement”), by and among Tidewater, Banyan Overseas Limited, a limited company organized under the laws of Bermuda (the “selling securityholder”), and Swire Pacific Offshore Holdings Limited, a limited company organized under the laws of Bermuda and a wholly-owned subsidiary of the selling securityholder (“SPO”), Tidewater, through a wholly-owned subsidiary, acquired all of the issued and outstanding shares of SPO in exchange for consideration consisting of (i) 8,100,000 warrants, each of which is initially exercisable for one share of Tidewater’s common stock, par value $0.001 per share (“common stock”) at an exercise price of $0.001 per share (“Warrants”) and (ii) $42,000,000 in cash (subject to post-closing adjustments) (the “Acquisition”). The terms of the Warrants are governed by a Warrant Agreement, dated April 22, 2022 (the “Warrant Agreement”), between Tidewater and American Stock Transfer & Trust Company, LLC. The Warrants are non-voting, are not entitled to receive any dividends or other distributions, and are otherwise structured to comply with the foreign ownership limitations on Tidewater’s common stock contained in the Merchant Marine Act of 1920, as amended.

Concurrently with the closing of the Acquisition, Tidewater entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling securityholder. The Registration Rights Agreement requires the Company to register the shares of common stock issuable upon exercise of the Warrants issued pursuant to the Purchase Agreement, which shares are being registered for resale under the registration statement of which this prospectus forms a part.

RISK FACTORS

Our business, financial condition and operating results can be affected by a number of factors, whether currently known or unknown, including but not limited to those described in this registration statement, any applicable prospectus supplement or in our filings with the SEC, any one or more of which could, directly or indirectly, cause our actual financial condition and operating results to vary materially from those anticipated, projected or assumed in the forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect our business, prospects, financial condition, results of operations, stock price and cash flows. These could also be affected by additional factors that apply to all companies generally which are not specifically mentioned herein. The price of our securities could decline and you could lose part or all of your investment.

Investing in our securities involves certain risks. Before you invest in our securities you should carefully consider the risk factors described herein, those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. The risks and uncertainties described in this prospectus, any prospectus supplement, or incorporated by reference into this prospectus are not the only risks and uncertainties we face. The risks described also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. Please read the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” For access to documents that are incorporated by reference into this prospectus, please see the section entitled, “Additional Information and Information Incorporated by Reference” beginning on page 11.

Risks Relating to the Acquisition

Tidewater may be unable to integrate the business of SPO successfully.

The Acquisition involves numerous operational, strategic, financial, accounting, legal, tax and other risks, as well as potential liabilities associated with the acquired businesses. Difficulties in integrating SPO into Tidewater may result in Tidewater performing differently than expected, in operational challenges or in the failure to realize anticipated expense-related efficiencies. Tidewater’s and SPO’s existing businesses could also be negatively impacted by the Acquisition. Potential difficulties that may be encountered in the integration process include, among other factors:

●	the inability to successfully integrate the business of SPO into Tidewater in a manner that permits Tidewater to achieve the cost savings anticipated from the Acquisition;
●

complexities associated with managing the larger, more complex, integrated business, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of the two companies in a seamless manner;

●	not realizing anticipated operating synergies or incurring unexpected costs to realize such synergies;
●	integrating personnel from the two companies while maintaining focus on providing consistent, high-quality services;
●	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Acquisition;
●	loss of key employees;
●	integrating relationships with customers, vendors and business partners;
●	performance shortfalls as a result of the diversion of management’s attention caused by integrating SPO’s operations into Tidewater; and
●	the disruption of, or the loss of momentum in, Tidewater’s ongoing business or inconsistencies between Tidewater and SPO in standards, controls, procedures and policies.

Any of these issues could reduce Tidewater’s earnings or otherwise adversely affect the business and financial results of Tidewater following the Acquisition.

The synergies attributable to the Acquisition may vary from expectations.

Tidewater may fail to realize the anticipated benefits and cost savings expected from combining Tidewater’s and SPO’s businesses, including the approximately $45 million of annual run-rate cost synergies that Tidewater expects the combined company to realize. The anticipated benefits and cost savings from the Acquisition may not be realized fully or at all, may take longer to realize than expected, may require more non-recurring costs and expenditures to realize than expected or could have other adverse effects that Tidewater does not currently foresee. Some of the assumptions that Tidewater has made, such as with respect to anticipated operating synergies or the costs associated with realizing such synergies, the benefit from a substantial increase in scale and geographic diversity specifically in West Africa, Southeast Asia and the Middle East and the continuation of Tidewater’s investment in its fleet of vessels may not be realized. The integration process may result in the loss of key employees, the disruption of ongoing businesses or inconsistencies in standards, controls, procedures and policies. There could be potential unknown liabilities and unforeseen expenses associated with the business combination that were not discovered in the course of performing due diligence. If Tidewater is unable to achieve these objectives and realize the anticipated benefits and synergies expected from the Acquisition within the anticipated timing or at all, Tidewater’s business, financial condition and operating results may be adversely affected.

The availability for sale of a large number of shares may depress the market price of our common stock.

As of April 22, 2022, approximately 41.7 million shares of our common stock were outstanding, and we had 14.9 million shares issuable upon the exercise of outstanding warrants, including the 8,100,000 Warrants we issued at the closing of the Acquisition and 5.9 million warrants that were (and currently are) out-of-money.

The availability for sale of a large number of shares by the selling securityholder may depress the market price of our common stock and impair our ability to raise additional capital through the public sale of our common stock. We have no arrangement with the selling securityholder to address the possible effect on the price of our common stock of the sale by the selling securityholder of its shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, and the documents to which Tidewater refers you in this registration statement, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “safe harbor provisions”). Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Some of these risks and uncertainties are discussed in Tidewater’s most recent Annual Report on Form 10-K, which is incorporated by reference into this registration statement, including in Item 1A. “Risk Factors” and include, without limitation, the risks related to our ability to successfully integrate acquired businesses, including SPO; fluctuations in worldwide energy demand and oil and natural gas prices, and the uncertainty in whether oil and natural gas prices can support offshore exploration activities; fleet additions by competitors and industry overcapacity; our limited capital resources available to replenish our asset base as needed, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers in the energy industry and the industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; the impact of regional or global public health crises or pandemics; the impact of potential information technology, cybersecurity or data security breaches; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; natural disasters or significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; the risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; our participation in industry wide, multi-employer, defined pension plans; enforcement of laws related to the environment, labor and foreign corrupt practices; increased global concern, regulation and scrutiny regarding climate change; increased stockholder activism; the potential liability for remedial actions or assessments under existing or future environmental regulations or litigation; the effects of asserted and unasserted claims and the extent of available insurance coverage; and the resolution of pending legal proceedings.

Forward-looking statements, which can generally be identified by the use of such terminology as “may,” “can,” “potential,” “expect,” “project,” “target,” “anticipate,” “estimate,” “forecast,” “believe,” “think,” “could,” “continue,” “intend,” “seek,” “plan,” and similar expressions contained in this registration statement and in Tidewater’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC, are not guarantees or assurances of future performance or events. Any forward-looking statements are based on Tidewater’s assessment of current industry, financial and economic information, which by its nature is dynamic and subject to rapid and possibly abrupt changes, which Tidewater may or may not be able to control. Further, Tidewater may make changes to its business plans that could or will affect its results. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments that affect Tidewater will be those that we anticipate and have identified. The forward-looking statements should be considered in the context of the risk factors listed above and discussed in greater detail in Tidewater’s most recent Annual Report on Form 10-K, as updated by its subsequent filings with the SEC. Management disclaims any obligation to update or revise any forward-looking statements contained herein to reflect new information, future events or developments. All of the forward-looking statements made by Tidewater in this prospectus are qualified by the information contained herein, including the information contained under this heading.

Tidewater undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or of which it becomes aware. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling securityholder. We will not receive any proceeds from the sale of shares by the selling securityholder.

SELLING SECURITYHOLDER

We are registering 8,100,000 shares of common stock covered by this prospectus on behalf of the selling securityholder named in the table below. The selling securityholder acquired 8,100,000 Warrants that are initially exercisable for an equal number of shares of our common stock as partial consideration in the Acquisition. As part of the Acquisition, we entered into the Registration Rights Agreement with the selling securityholder, dated as of April 22, 2022, pursuant to which we granted customary registration rights and agreed to file the registration statement of which this prospectus is a part.

Tidewater’s Amended and Restated Certificate of Incorporation prohibits the acquisition of shares by a non-U.S. citizen where ("Citizenship Restrictions") (i) such acquisition would cause the aggregate number of shares held by all non-U.S. citizens to exceed 24% of Tidewater’s issued and outstanding common stock or (ii) such acquisition would cause the aggregate number of shares held by any individual non-U.S. citizen to exceed 4.9% of Tidewater’s issued and outstanding common stock. As a non-U.S. citizen entity, the selling securityholder is subject to these restrictions on foreign ownership of Tidewater’s common stock. The table below assumes that all of the Warrants held by the selling securityholder could be exercised for shares of Tidewater’s common stock, notwithstanding these restrictions. The percentages of shares reflected as owned are based on an aggregate of 49,826,859 shares of our common stock outstanding on April 22, 2022, assuming all the Warrants held by the selling securityholder have been exercised for shares of common stock.

Because the selling securityholder may resell all or part of its shares, no estimates can be given as to the number of shares of common stock that will be held by the selling securityholder upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling securityholder.

	Ownership of Common Stock Before Offering			Number of Shares	Ownership of Common Stock After Offering
Selling Securityholder	Number		Percentage	Being Offered	Number	Percentage
Banyan Overseas Limited(1)	8,100,000	(2)	16.3%	8,100,000	0	0.0%

(1) Banyan Overseas Limited is a wholly-owned subsidiary of Swire Pacific Limited, a Hong Kong based company the securities of which are publicly traded on the Stock Exchange of Hong Kong.

(2) As the selling securityholder is a non-US citizen entity, it is subject to the Citizenship Restrictions, and, as a result, is deemed not to be a beneficial owner of such shares of common stock under Rule 13d-3 of the Exchange Act.

The table above sets forth information relating to the selling securityholder as of April 22, 2022 based on information supplied to us by such selling securityholder on or prior to that date. We have not sought to verify such information. Information about the selling securityholder may change over time. Any changed information will be set forth to the extent provided to us by the selling securityholder in prospectus supplements, if and when necessary.

PLAN OF DISTRIBUTION

All shares of common stock being offered under this prospectus are being offered on behalf of the selling securityholder. The shares offered by this prospectus may be sold from time to time by or for the account of the selling securityholder pursuant to this prospectus or pursuant to Rule 144 under the Securities Act. Sales of shares pursuant to this prospectus may be made on the NYSE, in the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price (in each case as determined by the selling securityholder). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions. The Registration Rights Agreement prohibits the selling securityholder from transferring, without Tidewater’s consent, its Warrants and the shares issued or issuable upon exercise of its Warrants to certain persons identified therein or to any person who, after giving effect to a transfer, would be known to own more than 5% of Tidewater’s outstanding common stock, subject to certain exceptions set forth in the Registration Rights Agreement.

The shares may be sold by any one or more of the following methods:

●	through a firm commitment or best efforts underwriting;
●

through a block trade (which may involve crosses) in which the selling securityholder’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus;
●	through exchange distributions and/or secondary distributions in accordance with the rules of the NYSE;
●	through ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	through privately negotiated transactions;
●	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;
●	through the writing of options, swaps or other derivatives (including put or call options), whether the options, swaps or derivatives are listed on an options exchange or otherwise;
●

through short sales, including, as contemplated by the Warrant Agreement, short sales entered into in connection with exercises of the securityholder’s Warrants such that shares issuable upon exercise of such Warrants may be issued to cover such short sales by delivery thereof to the securityholder’s broker-dealer who acts as the agent for such short sales;

●	“at the market” or through market makers or into an existing market for the shares; or
●	through any other method permitted by applicable law.

Any selling agents, underwriters or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholder, from purchasers of shares for whom they act as agents or from both sources. The selling securityholder does not expect these discounts, concessions or commissions to exceed what is customary in the types of transactions involved. The selling securityholder will be responsible for any commissions, underwriting discounts or similar charges on the sale of shares under this prospectus.

The selling securityholder may pledge or grant a security interest in some or all of the shares of common stock they own and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under such prospectus. The selling securityholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

The selling securityholder and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling securityholder and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

The selling securityholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including Regulation M, which provisions may affect the marketability of the shares.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., our outside legal counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2021 and for the year ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2021 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Tidewater Inc. as of and for the years ended December 31, 2020 and 2019, incorporated by reference in this Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

Tidewater files annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Tidewater files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain many of these documents, free of charge, from Tidewater at http://www.tdw.com/ under the “Investor Relations” link and then under the heading “SEC Filings.”

Tidewater has filed a registration statement on Form S-3 under the Securities Act with the SEC to register with the SEC the securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about Tidewater and its securities, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. These documents contain important information about the company and its financial condition.

The SEC allows Tidewater to incorporate certain information into this prospectus by reference to other information that has been filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. All documents that Tidewater files (excluding any information that Tidewater furnishes) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement. The documents that are incorporated by reference contain important information about Tidewater, and you should read this prospectus together with any other documents incorporated by reference in this prospectus.

This prospectus incorporates by reference the following documents that have previously been filed with the SEC by Tidewater (File No. 001-06311):

●	Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 9, 2022;
●

Current Report on Form 8-K, filed with the SEC on January 5, 2022, March 10, 2022 and April 26, 2022 (with respect to each of the foregoing, excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

●

the description of Tidewater’s common stock included in Amendments to our Registration Statement on Form 8-A/A filed with the SEC on May 24, 1993 under the Exchange Act, as amended by Item 5.03 of the Current Report on Form 8-K filed with the SEC on July 31, 2017, and including any amendment or report filed for the purpose of updating such description.

You may request copies of this prospectus and any of the documents incorporated by reference herein or certain other information concerning Tidewater, without charge, upon written or oral request to the Company’s principal executive office. The address and telephone number of such principal executive office are listed below.

Tidewater Inc.
842 West Sam Houston Parkway North
Suite 400
Houston, Texas 77024
Attention: Investor Relations
Telephone: (713) 470-5300
Email: jstanley@tdw.com

Tidewater has not authorized anyone to provide any information or make any representation about the offering or the Company that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) are as follows.

SEC Registration Fee		$15,550.52
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing Fees		*
Transfer Agent and Registrar, Trustee and Depositary Fees and Expenses		*
Rating Agency Fees		*
Miscellaneous		*
Total	$	*

*

Other than the SEC registration fee, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of our expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15.         Indemnification of Directors and Officers.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the rights of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Tidewater certificate of incorporation contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. The Tidewater certificate of incorporation provides for such limitation of liability.

Tidewater expects to maintain standard policies of insurance under which coverage is provided to Tidewater’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and to Tidewater with respect to payments which may be made by Tidewater to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

In the merger agreement with GulfMark, Tidewater agreed, in addition to its existing indemnification obligations under the Tidewater governing documents, to cause the surviving corporation and its subsidiaries to indemnify and hold harmless (and provide advancement of expenses to) each present and former director and officer of GulfMark or any of its subsidiaries and each other person or entity who becomes a director or officer of GulfMark or any of its subsidiaries, from and against any costs or expenses, judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the effective time of the first merger, to the fullest extent that GulfMark or the applicable subsidiary of GulfMark would have been permitted under Delaware law and under its certificate of incorporation or bylaws or other governing documents in effect on July 15, 2018 to indemnify such person. The merger agreement also required Tidewater to obtain and fully pay for a six-year “tail” insurance policy with benefits and levels of coverage no less favorable in any material respect to the indemnified parties than GulfMark’s prior policies, subject to a premium cap.

Item 16.         Exhibits

Exhibit No.	Description*
1.1*	Form of Underwriting Agreement.

2.1+

Share Purchase Agreement, dated as of March 9, 2022, by and among Tidewater Inc., Banyan Overseas Limited and Swire Pacific Offshore Holdings Limited (incorporated by reference herein to Exhibit 2.1 to Tidewater’s Current Report on Form 8-K filed on March 10, 2022, File No. 1-6311).

4.1

Amended and Restated Certificate of Incorporation of Tidewater Inc., dated as of July 31, 2017 (incorporated by reference herein to Exhibit 3.1 to Tidewater’s Current Report on Form 8-K filed on July 31, 2017, File No. 1-6311).

4.2

Second Amended and Restated Bylaws of Tidewater Inc., dated November 15, 2018 (incorporated by reference herein to Exhibit 3.2 to Tidewater’s registration statement on Form 8-A filed on November 15, 2018, File No. 1-6311).

4.3

Certificate of Designations of Series A Junior Participating Preferred Stock of Tidewater Inc. (incorporated by reference to Exhibit 3.1 to Tidewater’s Current Report on Form 8-K filed on April 14, 2020, File No. 1-6311).

4.4

Noteholder Warrant Agreement, dated as of November 14, 2017, between GulfMark Offshore, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 to Tidewater’s current report on Form 8-K filed on November 16, 2018, File No. 1-6311).

4.5

Assignment, Assumption and Amendment Agreement – Jones Act Warrants, dated as of and effective November 15, 2018, by and among GulfMark Offshore, Inc., Tidewater Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.2 to Tidewater’s Current Report on Form 8-K filed on November 16, 2018, File No. 1-6311).

4.6

Equity Warrant Agreement, dated as of November 14, 2017, between GulfMark Offshore, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 to Tidewater’s registration statement on Form 8-A filed on November 15, 2018, File No. 1-6311).

4.7

Assignment, Assumption and Amendment Agreement, dated as of and effective November 15, 2018, by and among GulfMark Offshore, Inc., Tidewater Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.2 to Tidewater’s registration statement on Form 8-A filed on November 15, 2018, File No. 1-6311).

4.8

Tax Benefits Preservation Plan by and between Tidewater Inc. and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent, dated as of April 13, 2020 (incorporated by reference to Exhibit 4.1 to Tidewater’s Current Report on Form 8-K filed on April 14, 2020, File No. 1-6311).

4.9**	Form of Base Indenture.

4.10*	Form of Debt Security.

4.11*	Form of Certificate of Designations.

4.12*	Form of Preferred Stock Certificate.

4.13*	Form of Warrant Agreement.

4.14*	Form of Warrant Certificate.

Exhibit No.	Description*

4.15*	Form of Depositary Agreement.

4.16*	Form of Depositary Receipt.

4.17*	Form of Unit Agreement.

4.18*	Form of Unit.

4.19**+

Registration Rights Agreement, dated as of April 22, 2022, by and among Tidewater Inc. and Banyan Overseas Limited (incorporated by reference to Exhibit 10.1 to Tidewater's Current Report on Form 8-K filed on April 26, 2022, File No. 1-6311).

4.20**+

Warrant Agreement, dated as April 22, 2022, by and among Tidewater Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to Tidewater's Current Report on Form 8-K filed on April 26, 2022, File No. 1-6311).

5.1***	Opinion of Vinson & Elkins L.L.P.

23.1***	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2***	Consent of PricewaterhouseCoopers LLP.

23.3***	Consent of Deloitte & Touche LLP.

24.1***	Power of Attorney (included on the signature page hereto).

25.1**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Form of Base Indenture.

25.2****	Form of T-1 Statement of Eligibility and Qualification of a Trustee to be named later with respect to the form of Indenture.

107***	Filing Fee Table.

+	Pursuant to Item 601(a)(5) of Regulation S-K, Tidewater agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant in connection with the issuance of securities.

**	Previously filed.

***	Filed herewith.

****To be filed, if necessary, pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939.

Item 17.         Undertakings

(a)	The registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430B, each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrants undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations prescribed by the commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 25, 2022.

TIDEWATER INC.

By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Quintin V. Kneen and Daniel A. Hudson, as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Quintin V. Kneen	President, Chief Executive Officer and Director	April 25, 2022
Quintin V. Kneen	(Principal Executive Officer)

/s/ Samuel R. Rubio	Executive Vice President and Chief Financial Officer	April 25, 2022
Samuel R. Rubio	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Darron M. Anderson	Director	April 25, 2022
Darron M. Anderson

/s/ Melissa Cougle	Director	April 25, 2022
Melissa Cougle

/s/ Dick Fagerstal	Director	April 25, 2022
Dick Fagerstal

/s/ Louis A. Raspino	Director	April 25, 2022
Louis A. Raspino

/s/ Larry T. Rigdon	Chairman	April 25, 2022
Larry T. Rigdon

/s/ Robert E. Robotti	Director	April 25, 2022
Robert E. Robotti

/s/ Kenneth H. Traub	Director	April 25, 2022
Kenneth H. Traub

/s/ Lois K. Zabrocky	Director	April 25, 2022
Lois K. Zabrocky